EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PARAMETRIC SOUND ANNOUNCES DATE FOR
ANNUAL MEETING OF STOCKHOLDERS

HENDERSON, NEVADA, January 24, 2012 – Parametric Sound Corporation (OTCBB: PAMT), a leading innovator of audio products and solutions, today announced that it will hold its Annual Meeting of Stockholders on Wednesday, February 15, 2012 at 1:30 p.m. PST, at Radisson Hotel San Diego - Rancho Bernardo, 11520 West Bernardo Court, San Diego, California 92127.

The record date for stockholders entitled to notice of and to vote at the Annual Meeting was January 12, 2012. The notice, proxy statement and Annual Report on Form 10-K for the fiscal year ended September 30, 2011 are being mailed this week.

Stockholders are urged to vote on the matters described in the proxy statement and if possible to attend the meeting in person. Elwood G. Norris, President and CEO of Parametric Sound, will be demonstrating the latest HSS-3000 products after the formal business of the meeting is concluded. The meeting is restricted to registered stockholders and invitees.

“This is our first annual meeting since public trading commenced last year and we welcome this timely occasion to demonstrate our exciting technology,” said Norris. “Stockholders will have the opportunity to personally experience HyperSound™ 3D audio. Our executive officers and directors will also be in attendance to discuss Parametric Sound’s business and strategies for growth.”

About Parametric Sound Corporation
Parametric Sound Corporation’s pioneering HyperSound technology employs a tightly focused beam of sound to target specific audiences without the ambient noise of traditional speakers. The Company owns a substantial body of intellectual property. Recent innovations enhance stereo output to produce a robust 3D audio image from just two ultra-thin speakers opening opportunities for consumer markets. For more information about the Company and its products, please visit: www.parametricsound.com.

CONTACT:
Jim Barnes, CFO
888-HSS-2150 Ext 3
jbarnes@parametricsound.com